EXHIBIT 99.1
PRESS RELEASE

                                                                                                        The Brink’s Company

1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
                                                                                                                   Tel. 804.289.9600
Fax 804.289.9770

FOR IMMEDIATE RELEASE
Contact:
Investor Relations
804.289.9709

BRINK’S REPORTS FOURTH-QUARTER EARNINGS
GAAP EPS $.40 versus $2.53; Non-GAAP $.73 versus $.35
Fourth-Quarter Acquisitions Expected to Add $450 Million to Annual Revenue

RICHMOND, Va., February 3, 2011 – The Brink’s Company (NYSE: BCO), a global leader in security-related services, reported fourth-quarter GAAP earnings from continuing operations of $19 million versus $124 million in 2009 ($.40 versus $2.53 per share) on 4% revenue growth.
Non-GAAP earnings from continuing operations more than doubled to $35 million, up from $17 million in 2009 ($.73 versus $.35 per share).  Non-GAAP revenue increased 12% due primarily to 8% organic growth and acquisitions.
Results for the quarter and full-year are summarized in the following table:

	Fourth Quarter			Full Year
(In millions, except per share amounts)	2010	2009	% change	2010	2009	% change

GAAP
Revenues	$881	849	4%	$3,122	3,135	-%
Segment operating profit (a)	72	70	2	209	213	(2)
Non-segment expense	(25)	(33)	(24)	(63)	(47)	34
Operating profit	47	38	25	146	167	(12)
Income from continuing operations (b)	19	124	(85)	57	196	(71)
Diluted EPS from continuing operations (b)	0.40	2.53	(84)	1.17	4.11	(72)

Non-GAAP (c)
Revenues	$881	788	12%	$3,122	2,897	8%
Segment operating profit (a)	85	52	63	226	175	29
Non-segment expense	(16)	(13)	22	(59)	(55)	6
Operating profit	69	39	78	167	120	39
Income from continuing operations (b)	35	17	105	83	55	51
Diluted EPS from continuing operations (b)	0.73	0.35	109	1.71	1.16	47

(a)
Segment operating profit is a non-GAAP measure that is reconciled to operating profit, a GAAP measure, on pages 3 and 6.  Disclosure of segment operating profit enables investors to assess operating performance excluding non-segment income and expense.

(b)	Amounts reported are attributable to shareholders of The Brink’s Company and exclude earnings related to noncontrolling interests.
(c)	Non-GAAP results are reconciled to GAAP results on pages 16-18.

Summary Reconciliation of Fourth-Quarter and Full-Year GAAP to Non-GAAP EPS*
	Fourth Quarter		Full Year
	2010	2009	2010	2009
GAAP EPS	$.40	$2.53	$1.17	$4.11
Adjust tax rate to full-year non-GAAP rate	.05	(2.42)	.29	(2.48)
Exclude Venezuela-related currency items	-	.28	.04	.04
Exclude acquisition and disposition-related items	.28	(.04)	.22	(.52)
Non-GAAP EPS	$.73	$.35	$1.71	$1.16

*Non-GAAP results are reconciled to the applicable GAAP results on pages 16-18.  Amounts may not add due to rounding.

Michael T. Dan, chairman, president and chief executive officer, said: “On a non-GAAP basis, fourth quarter profits from international operations drove a strong finish to a challenging year.  Higher profits in Latin America, Europe and Asia were partially offset by a slight decline in North America.  Results were also boosted by very strong safety and security performance throughout all regions.  The non-GAAP segment margin rate for the quarter was 9.7%, up from 6.6% in 2009.  Non-GAAP organic revenue growth was 8%, reflecting improvement across all regions.
“The strong fourth-quarter results pushed our annual non-GAAP segment margin rate to 7.2%, up from 6.0% in 2009.  Non-GAAP organic revenue growth was 5% for the year.
“In 2011, we expect further growth in Latin America, and a continuation of the recent increase in the global movement of valuables should improve profits across all regions.  In North America and Europe, our primary focus is to improve profits through productivity gains, cost controls and growth in high-value services.  While the recent acquisitions in Mexico and Canada should generate about $450 million of revenue, they will dilute the margin rate in 2011 as we position them for improved profitability in 2012 and beyond.
“Given these opportunities and challenges, our organic revenue growth rate for 2011 is expected to be in the mid-to-high single-digit range.  Prior to the fourth-quarter acquisitions, our goal was to improve the segment margin by 50 basis points.  After factoring in $450 million of acquisition-related revenue at roughly break-even margin rates, our 2011 segment margin is expected to be at the high end of a range between 6.5% and 7.0%.”
The GAAP results for the fourth-quarter include the following charges and gains related to acquisitions and dispositions:  a non-cash impairment charge of $13 million ($.16 per share after tax) related to the exit of the Belgium CIT business, a net charge of $9 million ($.18 per share after tax) related to the Mexico acquisition, and a non-segment gain of $4 million ($.06 per share after tax) related to the exchange of marketable securities.  These charges and gains, which amount to a net charge of $18 million ($.28 per share after tax), are excluded from non-GAAP results.

Fourth-Quarter 2010 vs. 2009
(In millions)

Segment Results - GAAP

		Organic	Acquisitions/	Currency
	4Q ‘09	Change	Dispositions (b)	(c)	4Q ‘10	Total	Organic
Revenues:
EMEA	$334	15	(13)	(22)	315	(6%)	5%
Latin America	261	52	52	(71)	294	13%	20%
Asia Pacific	25	12	-	2	39	54%	48%
International	620	80	39	(91)	648	4%	13%
North America	229	2	-	2	233	2%	1%
Total	$849	82	39	(89)	881	4%	10%
Operating profit:
International	$52	27	(6)	(19)	54	4%	53%
North America	19	(1)	-	-	18	(4%)	(5%)
Segment operating profit	70	26	(6)	(19)	72	2%	38%
Non-segment (a)	(33)	(6)	(9)	23	(25)	(24%)	18%
Total	$38	20	(14)	4	47	25%	54%

Segment operating margin:
International	8.3%				8.3%
North America	8.2%				7.7%
Segment operating margin	8.3%				8.2%

Segment Results - Non-GAAP

		Organic	Acquisitions/	Currency
	4Q ‘09	Change	Dispositions (b)	(c)	4Q ‘10	Total	Organic
Revenues:
EMEA	$334	15	(13)	(22)	315	(6%)	5%
Latin America	200	35	52	8	294	47%	17%
Asia Pacific	25	12	-	2	39	54%	48%
International	559	62	39	(13)	648	16%	11%
North America	229	2	-	2	233	2%	1%
Total	$788	64	39	(11)	881	12%	8%
Operating profit:
International	$34	26	8	1	67	101%	77%
North America	19	(1)	-	-	18	(4%)	(5%)
Segment operating profit	52	25	8	1	85	63%	48%
Non-segment	(13)	(3)	-	-	(16)	22%	22%
Total	$39	22	8	1	69	78%	57%

Segment operating margin:
International	6.0%				10.4%
North America	8.2%				7.7%
Segment operating margin	6.6%				9.7%
Amounts may not add due to rounding.
(a)	Includes income and expense not allocated to segments (see page 14 for details).
(b)	Includes operating results and gains/losses on acquisitions, sales and exit of businesses.
(c)
Revenue and Segment Operating Profit:  The “Currency” amount in the table is the summation of the monthly currency changes, plus (minus) the U.S. dollar amount of remeasurement currency gains (losses) of bolivar fuerte-denominated net monetary assets recorded under highly inflationary accounting rules in 2010 related to the Venezuelan operations.  The monthly currency change is equal to the Revenue or Operating Profit for the month in local currency, on a country-by-country basis, multiplied by the difference in rates used to translate the current period amounts to U.S. dollars versus the translation rates used in the year-ago month.  The functional currency in Venezuela was the bolivar fuerte in 2009, and became the U.S. dollar in 2010 under highly inflationary accounting rules.  Remeasurement gains and losses under these rules in 2010 are recorded in U.S. dollars but these gains and losses are not recorded in local currency.  Local currency Revenue and Operating Profit in 2010 used in the calculation of monthly currency change for Venezuela have been derived from the U.S. dollar results of the Venezuelan operations under U.S. GAAP (excluding remeasurement gains and losses) using current period currency exchange rates.

Non-Segment Operating Profit:  The “Currency” amount in the table is the 2009 losses incurred in Venezuela related to increases in cash held in U.S. dollars by Venezuela subsidiaries (see page 18 for details).

Fourth-Quarter Segment Results
2010 versus 2009
GAAP and Non-GAAP*

Summary
GAAP:
•	Total organic revenue growth 10%, margin 8.2% (down from 8.3%)
•	International organic revenue growth 13%, margin 8.3% (flat)
•	North America organic revenue growth 1%, margin 7.7% (down from 8.2%)
Non-GAAP:
•	Total organic revenue growth 8%, margin 9.7% (up from 6.6%)
•	International organic revenue growth 11%, margin 10.4% (up from 6.0%)
•	North America organic revenue growth 1%, margin 7.7% (down from 8.2%)

International Operations

EMEA (GAAP):
•	Revenue down 6% on currency ($22 million), 2009 sale of a guarding business in France ($9 million) and 2010 exit of Belgium CIT business ($8 million) more than offsetting organic growth
•	5% organic revenue growth ($15 million) due to Global Services recovery and growth in emerging markets
•
Profit up ($7 million) due to lower severance, improved safety and security performance, sale of guarding business, lower losses resulting from exit of Belgium CIT business and improvement in Global Services, partially offset by charge related to exit of Belgium CIT Business ($13 million)

EMEA (Non-GAAP):
•	Revenue down 6% on currency ($22 million), 2009 sale of a guarding business in France ($9 million) and 2010 exit of Belgium CIT business ($8 million) more than offsetting organic growth
•	5% organic revenue growth ($15 million) due to Global Services recovery and growth in emerging markets
·
Profit up ($21 million) due to lower severance, improved safety and security performance, sale of guarding business, lower losses resulting from exit of Belgium CIT business and improvement in Global Services

Latin America (GAAP):
•	Revenue up 13% as Mexico acquisition ($52 million) and organic growth offset currency ($71 million, primarily Venezuela)
•	20% organic revenue growth ($52 million) due to inflation-based price increases
•	Profit down $8 million as currency ($18 million) more than offset organic growth and improved safety and security performance

Latin America (Non-GAAP):
•	Revenue up 47% on Mexico acquisition ($52 million), higher prices and favorable currency ($8 million) in Venezuela, Brazil and Colombia
•	17% organic revenue and profit growth across the region
·	Profit up $10 million driven primarily by organic revenue growth across the region and improved safety and security performance

Asia-Pacific:
•	Revenue up 54% on organic growth ($12 million) driven by commercial security ($5 million) and Global Services
·	Profit growth ($5 million) driven by organic revenue growth in commercial security and Global Services

North American Operations
•	Organic revenue up 1% on Global Services growth offset by lower CIT volume and pricing pressure
·	$1 million profit decline due to CIT volume and pricing pressure, partially offset by improved safety and security performance

Non-segment expense (see table on page 14)
•	GAAP: Non-segment expense $25 million versus $33 million in 2009
o	2010 includes a net charge related to the acquisition of the secure logistics company in Mexico ($9 million), increased retirement costs ($2 million) and increased G&A expenses ($1 million)
o	2009 includes a $23 million loss on Venezuela repatriation and $2 million of royalties from BHS
•	Non-GAAP: Non-segment expense $16 million, up from $13 million in 2009 due to increased retirement costs ($2 million) and increased G&A expenses ($1 million)

*Non-GAAP results are reconciled to the applicable GAAP results on pages 16-18.

Full Year 2010 vs. 2009
(In millions)

Segment Results - GAAP

		Organic	Acquisitions/	Currency
	2009	Change	Dispositions (b)	(c)	2010	Total	Organic
Revenues:
EMEA	$1,258	33	(45)	(46)	1,200	(5%)	3%
Latin America	905	171	52	(250)	877	(3%)	19%
Asia Pacific	79	18	25	5	127	61%	23%
International	2,241	222	32	(290)	2,204	(2%)	10%
North America	894	7	-	17	918	3%	1%
Total	$3,135	228	32	(273)	3,122	-	7%
Operating profit:
International	$157	80	(4)	(68)	165	5%	51%
North America	57	(13)	-	1	44	(22%)	(24%)
Segment operating profit	213	67	(4)	(67)	209	(2%)	31%
Non-segment (a)	(47)	(15)	(24)	23	(63)	34%	32%
Total	$167	52	(28)	(44)	146	(12%)	31%

Segment operating margin:
International	7.0%				7.5%
North America	6.3%				4.8%
Segment operating margin	6.8%				6.7%

Segment Results - Non-GAAP

		Organic	Acquisitions/	Currency
	2009	Change	Dispositions (b)	(c)	2010	Total	Organic
Revenues:
EMEA	$1,258	33	(45)	(46)	1,200	(5%)	3%
Latin America	667	100	52	59	877	32%	15%
Asia Pacific	79	18	25	5	127	61%	23%
International	2,003	150	32	19	2,204	10%	8%
North America	894	7	-	17	918	3%	1%
Total	$2,897	157	32	36	3,122	8%	5%
Operating profit:
International	$118	49	9	6	181	53%	41%
North America	57	(13)	-	1	44	(22%)	(24%)
Segment operating profit	175	35	9	7	226	29%	20%
Non-segment	(55)	(4)	-	-	(59)	6%	6%
Total	$120	32	9	7	167	39%	26%

Segment operating margin:
International	5.9%				8.2%
North America	6.3%				4.8%
Segment operating margin	6.0%				7.2%
Amounts may not add due to rounding.
(a)	Includes income and expense not allocated to segments (see page 14 for details).
(b)	Includes operating results and gains/losses on acquisitions, sales and exit of businesses.
(c)
Revenue and Segment Operating Profit:  The “Currency” amount in the table is the summation of the monthly currency changes, plus (minus) the U.S. dollar amount of remeasurement currency gains (losses) of bolivar fuerte-denominated net monetary assets recorded under highly inflationary accounting rules in 2010 related to the Venezuelan operations.  The monthly currency change is equal to the Revenue or Operating Profit for the month in local currency, on a country-by-country basis, multiplied by the difference in rates used to translate the current period amounts to U.S. dollars versus the translation rates used in the year-ago month.  The functional currency in Venezuela was the bolivar fuerte in 2009, and became the U.S. dollar in 2010 under highly inflationary accounting rules.  Remeasurement gains and losses under these rules in 2010 are recorded in U.S. dollars but these gains and losses are not recorded in local currency.  Local currency Revenue and Operating Profit in 2010 used in the calculation of monthly currency change for Venezuela have been derived from the U.S. dollar results of the Venezuelan operations under U.S. GAAP (excluding remeasurement gains and losses) using current period currency exchange rates.

Non-Segment Operating Profit:  The “Currency” amount in the table is the 2009 losses incurred in Venezuela related to increases in cash held in U.S. dollars by Venezuela subsidiaries (see page 18 for details).

Full-Year Segment Results
2010 versus 2009
GAAP and Non-GAAP*

Summary
GAAP:
•	Total organic revenue growth 7%, margin 6.7% (down from 6.8%)
•	International organic revenue growth 10%, margin 7.5% (up from 7.0%)
•	North America organic revenue growth 1%, margin 4.8% (down from 6.3%)
Non-GAAP:
•	Total organic revenue growth 5%, margin 7.2% (up from 6.0%)
•	International organic revenue growth 8%, margin 8.2% (up from 5.9%)
•	North America organic revenue growth 1%, margin 4.8% (down from 6.3%)

International Operations

EMEA (GAAP):
•
Revenue down 5% due to currency ($46 million), 2009 sale of a guarding business in France ($48 million), loss of guarding contracts in France ($9 million) and 2010 exit of Belgium CIT business ($8 million) more than offsetting organic growth

•	3% organic revenue growth ($33 million) driven by Global Services, Germany and emerging markets
•
Profit up ($14 million) due to lower severance ($7 million), 2009 Belgium accounting corrections ($6 million), characterization of a French business tax as an income tax ($6 million), improved safety and security performance, sale of a guarding business in France, improvements in Global Services, lower losses resulting from exit of Belgium CIT business and lower software impairment charges, partially offset by charge related to exit of Belgium CIT business ($13 million) and higher costs to support growth in emerging markets

EMEA (Non-GAAP):
•
Revenue down 5% due to currency ($46 million), 2009 sale of a guarding business in France ($48 million), loss of guarding contracts in France ($9 million), and 2010 exit of Belgium CIT business ($8 million) more than offsetting organic growth

•	3% organic revenue growth ($33 million) driven by Global Services, Germany and emerging markets
•
Profit up ($27 million) due to lower severance ($7 million), 2009 Belgium accounting corrections ($6 million), characterization of a French business tax as an income tax ($6 million), improved safety and security performance, sale of a guarding business in France, improvements in Global Services, lower losses resulting from exit of Belgium CIT business and lower software impairment charges, partially offset by higher costs to support growth in emerging markets

Latin America (GAAP):
•	Revenue down 3% due to unfavorable currency ($250 million) more than offsetting Mexico acquisition ($52 million) and organic growth
•	19% organic revenue growth ($171 million) due to inflation-based price increases across the region
·	Profit down $13 million on currency ($65 million), which offset organic improvement throughout region and improved safety and security performance

Latin America (Non-GAAP):
•	Revenue up 32% on Mexico acquisition ($52 million), higher prices and favorable currency ($59 million) in Venezuela, Brazil and Colombia
•	Organic revenue and profit growth (15% and 20%, respectively) across the region
•	Profit up $29 million driven by organic revenue growth and improved safety and security performance

Asia-Pacific:
·	Revenue up 61% on organic growth ($18 million) driven by Global Services and acquisitions in India ($16 million) and China ($9 million)
·	Profit up ($7 million) driven by organic growth ($5 million) and acquisitions ($2 million)

North American Operations
•	Revenue up 3% due to currency ($17 million) and slight organic revenue growth (up 1%) despite continued CIT volume and pricing pressure
·	$13 million profit decline due to CIT volume and pricing pressure, partially offset by improved safety and security performance

Non-segment expense (GAAP) (see table on page 14)
•	Non-segment expense $63 million versus $47 million in 2009 due to:
o	2010 includes a net loss related to the Mexico acquisition ($9 million), lower royalties ($2 million), higher retirement costs ($2 million) and increased G&A expenses ($2 million)
o	2009 includes $23 million loss on Venezuela repatriation, acquisition gains ($15 million) and asset sale gains ($10 million)

Non-segment expense (Non-GAAP)
•	Non-segment expense $59 million, up from $55 million in 2009 due primarily to increased retirement costs ($2 million) and increased G&A expenses ($2 million)

*Non-GAAP results are reconciled to the applicable GAAP results on pages 16-18.

Capital Expenditures
Fourth-quarter capital expenditures were $46 million versus $58 million in the year-ago quarter.  During the quarter, the company entered into capital lease agreements of $9 million versus $1 million in the year-ago quarter.
Full-year 2010 capital expenditures were $149 million versus $171 million in 2009.  Full-year 2010 capital lease agreements totaled $34 million versus $13 million in 2009.
Capital expenditures in 2011 are expected to be between $190 million and $200 million, including approximately $30 million in Mexico.  Capital lease agreements in 2011 are expected to be between $30 million and $40 million.

Income Taxes
2010 Versus 2009
On a GAAP basis, the fourth-quarter tax expense was $21 million (effective rate of 45%) versus a tax benefit of $99 million (negative effective rate of 259%) in 2009.  The full-year 2010 tax expense was $67 million (effective rate of 48%) versus a tax benefit of $61 million (negative effective rate of 37%) in 2009.  The full-year 2010 effective rate was unfavorably affected by a $9 million non-deductible charge on the Mexico acquisition and a $14 million tax charge related to U.S. healthcare legislation.  The full-year 2009 effective rate was favorably affected by a tax benefit of $118 million related to the release of a U.S. tax valuation allowance and non-taxable acquisition gains of $15 million, and was unfavorably affected by $23 million of non-deductible Venezuelan currency losses.
On a non-GAAP basis, the full-year 2010 rate was 36% versus the 2009 rate of 37%.  The slightly lower 2010 non-GAAP rate is due primarily to an income tax benefit related to a tax settlement, partially offset by the designation of Venezuela as highly inflationary for accounting purposes, and the characterization of a French business tax as an income tax due to legislative changes effective January 1, 2010.

2011 Forecast
The effective income tax rate for 2011 is expected to be between 36% and 39%.

Recent Events
On January 24, Brink’s issued $100 million in unsecured notes through a private placement debt transaction.  The notes are comprised of a $50 million tranche with a fixed coupon rate of 4.57% and a $50 million tranche with a fixed coupon rate of 5.20%.  The notes mature in January 2021 with principal payments under one $50 million tranche beginning in January 2015.
On December 23, Brink’s announced its acquisition of Threshold Financial Technologies Inc. from Versent Corporation for approximately $40 million.  Threshold is a leading provider of payments solutions, specializing in managed ATM and transaction processing services for financial institutions and retailers throughout Canada.  Threshold’s annual revenue is approximately $48 million, about half of which is generated by providing outsourced ATM network administration and transaction processing solutions.  The company, which employs approximately 125 people, also owns and operates a network of private-label ATMs in Canada.   The acquisition is expected to be accretive to earnings in 2012.

On November 17, Brink’s announced the acquisition of Servicio Pan Americano de Proteccion, S.A. de C.V. (“SPP”) for approximately $60 million.  SPP is the largest secure logistics company in Mexico, the fifth largest CIT market in the world.  SPP is expected to break even in 2011 on approximately $400 million of revenue.  The company incurred a fourth-quarter net charge of $9 million ($.18 per share after tax) related to the acquisition.
On November 12, Brink’s announced its exit of the CIT market in Belgium after an unsuccessful effort to address a noncompetitive business structure.  As a result, Brink’s recorded a fourth-quarter non-cash charge of $13 million related to asset impairments ($.16 per share after tax).  After Brink’s exited this market, the court-appointed provisional administrators of Brink’s Belgium, which is in bankruptcy, filed claims of approximately $30 million against Brink’s.  The company does not believe these claims have merit and is pursuing a vigorous defense to contest these actions.  The company has not recorded a liability for these claims, and the ultimate resolution of these matters is unknown.  The subsidiary’s 2010 operating loss, excluding severance and restructuring costs, was approximately $6 million.  Brink’s continues to operate in Belgium through its Global Services unit, a separate business that provides secure transport of diamonds, jewelry, precious metals, banknotes and other commodities.

Conference Call
Brink’s will host a conference call on February 3 at 11:00 a.m. Eastern Time to review fourth-quarter results.  Interested parties can listen by calling (877) 407-8031 (domestic) or + (201) 689-8031 (international), or via live webcast at www.Brinks.com.  Please call in at least five minutes prior to the start of the call.  A replay will be available through February 17, 2011, by calling (877) 660-6853 (domestic) or + (201) 612-7415 (international).  The conference account number is 286 and the conference ID for the replay is 364855.  A webcast replay will also be available at www.Brinks.com.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure transportation and cash management services.  For more information, please visit The Brink’s Company website at www.Brinks.com or call 804-289-9709.

Non-GAAP Results
Non-GAAP results described in this earnings release are financial measures that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”).  The purpose of the non-GAAP information is to report financial information of The Brink’s Company without certain income and expense items in 2009 and 2010, to provide an understanding of the effects of reporting results from Venezuela at a less favorable exchange rate beginning in 2009, to adjust the tax expense for certain items, and to retroactively adjust the quarterly non-GAAP tax rates during 2009 and 2010 so that the non-GAAP tax rate in each of the quarters is equal to the full-year non-GAAP tax rate.  The non-GAAP information provides information to assist comparability and estimates of future performance.  Brink’s believes these measures are helpful in assessing operations and estimating future results and enable period-to-period comparability of financial performance.  Non-GAAP results should not be considered as an alternative to revenue, income or earnings per share amounts determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts.

Forward-Looking Statements
This release contains both historical and forward-looking information.   Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward-looking information.  Forward-looking information in this release includes, but is not limited to, future performance for The Brink’s Company and its global operations, including organic revenue growth and segment operating profit margin in 2011, Latin America growth and North America and Europe performance improvements, an increase in global movements of valuables, the impact of recent acquisitions, anticipated 2011 capital expenditures and capital leases, the anticipated annual effective tax rate for 2011, pending claims in Belgium, projected non-segment expense and interest expense, projected net  income attributable to noncontrolling interests, and depreciation and amortization for 2011.  The forward-looking information in this release is subject to known and unknown risks, uncertainties and contingencies, which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to the timing of the recovery from the global economic slowdown and its impact on our business opportunities, the recent market volatility and its impact on the demand for our services, the implementation of investments in technology and value-added services and cost reduction efforts and their impact on revenue and profit growth, the ability to identify and execute further cost and operational improvements and efficiencies in our core businesses, our ability to integrate successfully recently acquired companies, including acquisitions in Mexico and Canada, the willingness of our customers to absorb fuel surcharges and other future price increases, the actions of competitors, our ability to identify acquisitions and other strategic opportunities, regulatory and labor issues in many of our global operations and security threats worldwide, the impact of turnaround actions responding to current conditions in Europe, the stability of the Venezuelan economy and changes in Venezuelan policy regarding exchange rates, fluctuations in value of the Venezuelan bolivar fuerte, variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer, our ability to obtain appropriate insurance coverage, positions taken by insurers with respect to claims made and the financial condition of insurers, safety and security performance, our loss experience, changes in insurance costs, the outcome of pending and future claims and litigation, including claims in Belgium relating to our former CIT business in that country, risks customarily associated with operating in foreign countries including changing labor and economic conditions, currency devaluations, safety and security issues, political instability, restrictions on repatriation of earnings and capital, nationalization, expropriation and other forms of restrictive government actions, costs associated with the purchase and implementation of cash processing and security equipment, employee and environmental liabilities in connection with our former coal operations, black lung claims incidence, the impact of the Patient Protection and Affordable Care Act on black lung liability and operations, changes to estimated liabilities and assets in actuarial assumptions due to payments made, investment returns and annual actuarial revaluations, the funding requirements, accounting treatment, investment performance and costs and expenses of our pension plans, the VEBA and other employee benefits, mandatory or voluntary pension plan contributions, the nature of our hedging relationships, the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates, changes in estimates and assumptions underlying our critical accounting policies, access to the capital and credit markets, seasonality, pricing and other competitive industry factors, and fuel prices.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2009 and in our other public filings with the Securities and Exchange Commission. Readers are urged to review and consider carefully the disclosures we make in our filings with the Securities and Exchange Commission.  The information included in this release is representative only as of the date of this release, and The Brink’s Company undertakes no obligation to update any information contained in this release.

The Brink’s Company and subsidiaries
Summary of Selected Results and Outlook  (Unaudited)
(In millions)

Outlook:

2011 Revenue:  Mid-to-high single-digit percentage organic growth over 2010

2011 Segment Margin:  High end of 6.5% to 7.0% (includes impact of 2010 acquisitions)

	GAAP		Non-GAAP
	Full-Year 2010	Full-Year 2011 Estimate	Full-Year 2010	Full-Year 2011 Estimate

Non-Segment:
General and administrative	$39	40	$39	40
Retirement plans	23	25	23	25
Royalty income (a)	(7)	(2)	(2)	(2)
Acquisition loss (b)	9	-	-	-
Other	-	-	-	-
Non-Segment	$63	63	$59	63

Effective income tax rate	48%	36% – 39%	36%	36% – 39%

Interest Expense	15	20 – 24	15	20 – 24

Net income attributable to
noncontrolling interests	$16	20 – 24	$17	20 – 24

Fixed assets acquired
Capital expenditures (c)	$149	190 – 200	$149	190 – 200
Capital leases	34	30 – 40	34	30 – 40
Total	183	220 – 240	183	220 – 240

Depreciation and amortization	137	160 – 170	137	160 – 170

Amounts may not add due to rounding.

(a)	Non-GAAP reflects the elimination of royalties from former home security unit in 2010.
(b)
Amount is the net of $14 million remeasurement loss on our previously held noncontrolling interest in SPP and a $5 million bargain purchase gain related to the acquisition of a controlling interest in SPP.

(c)	The 2011 estimate includes $30 million related to Mexico acquisition.

The Brink’s Company and subsidiaries
Condensed Consolidated Statements of Income  (Unaudited)
(In millions, except per share amounts)

	Fourth Quarter		Full Year
	2010	2009	2010	2009

Revenues	$880.6	848.8	3,121.5	3,135.0

Cost and expenses:
Cost of revenues	696.2	675.4	2,536.4	2,534.5
Selling, general and administrative expenses	119.1	115.7	429.3	430.2
Total costs and expenses	815.3	791.1	2,965.7	2,964.7
Other operating income (expense)	(18.4)	(20.2)	(9.5)	(3.5)

Operating profit	46.9	37.5	146.3	166.8

Interest expense	(5.8)	(3.0)	(14.8)	(11.3)
Interest and other income (expense)	5.4	3.6	8.1	10.8
Income from continuing operations before tax	46.5	38.1	139.6	166.3
Provision (benefit) for income taxes	21.0	(98.8)	67.1	(61.1)

Income from continuing operations	25.5	136.9	72.5	227.4

Income (loss) from discontinued operations	0.7	(1.6)	0.3	4.5

Net income	26.2	135.3	72.8	231.9

Less net income attributable to noncontrolling interests	(6.3)	(12.8)	(15.7)	(31.7)

Net income attributable to Brink’s	$19.9	122.5	57.1	200.2

Amounts attributable to Brink’s:
Income from continuing operations	$19.2	124.1	56.8	195.7
Income (loss) from discontinued operations	0.7	(1.6)	0.3	4.5

Net income attributable to Brink’s	$19.9	122.5	57.1	200.2

Earnings per share attributable to Brink’s common shareholders (a):
Basic:
Continuing operations	$0.40	2.54	1.18	4.14
Discontinued operations	0.02	(0.03)	0.01	0.10
Net income	$0.42	2.51	1.18	4.23

Diluted:
Continuing operations	$0.40	2.53	1.17	4.11
Discontinued operations	0.02	(0.03)	0.01	0.10
Net income	$0.42	2.50	1.18	4.21
(a) Earnings per share may not add due to rounding.

Weighted-average shares:
Basic	47.5	48.7	48.2	47.2
Diluted	47.7	49.0	48.4	47.5

The Brink’s Company and subsidiaries
Supplemental Financial Information  (Unaudited)
(In millions)
	Fourth Quarter		Full Year
	2010	2009	2010	2009
NON-SEGMENT INCOME (EXPENSE)
Corporate and former operations:
General and administrative	$(11.2)	(10.2)	(38.6)	(36.7)
Retirement costs (primarily former operations)	(6.0)	(3.6)	(22.7)	(20.7)
Subtotal	(17.2)	(13.8)	(61.3)	(57.4)

Other amounts not allocated to segments:
Gains (losses) related to business acquisitions:
Bargain purchase of Mexican CIT business	5.1	-	5.1	-
Remeasurement of previously held ownership interests to fair value	(13.7)	-	(13.7)	14.9
Royalty income:
Brand licensing fees from former home security business	-	1.8	4.9	6.8
Other	0.8	0.4	2.1	1.8
Currency exchange transaction gains (losses)	-	(22.5)	-	(22.3)
Gains (losses) on sales of property and other assets	-	1.2	0.3	9.6
Subtotal	(7.8)	(19.1)	(1.3)	10.8

Non-segment income (expense)	$(25.0)	(32.9)	(62.6)	(46.6)

OTHER OPERATING INCOME (EXPENSE) (a)
Gains (losses) related to business acquisitions:
Bargain purchase of Mexican CIT business	$5.1	-	5.1	-
Remeasurement of previously held ownership interests to fair value	(13.7)	-	(13.7)	14.9
Deconsolidation of Brink’s Belgium and write-down to fair value	(13.4)	-	(13.4)	-
Currency exchange transaction gains (losses)	0.9	(25.5)	(4.0)	(41.4)
Royalty income	0.8	2.2	7.6	8.6
Gains (losses) on sales of property and other assets	-	1.1	1.2	9.4
Share in earnings of equity affiliates	0.9	1.2	3.9	4.5
Impairment losses	(0.2)	(0.4)	(0.7)	(2.7)
Other	1.2	1.2	4.5	3.2
Other operating income (expense)	$(18.4)	(20.2)	(9.5)	(3.5)

SELECTED CASH FLOW INFORMATION
Capital Expenditures:
International	$39.5	37.5	110.7	103.1
North America	6.8	20.6	38.1	67.5
Capital expenditures	$46.3	58.1	148.8	170.6
Depreciation and Amortization:
International	$24.9	27.8	92.6	97.5
North America	11.7	10.1	44.0	37.6
Depreciation and amortization	$36.6	37.9	136.6	135.1

(a) Includes segment and non-segment other operating income and expense

The Brink’s Company and subsidiaries
Supplemental Financial Information  (Unaudited) (continued)
(In millions)

NET DEBT RECONCILED TO AMOUNTS REPORTED UNDER GAAP	December 31, 2010	December 31, 2009

Debt:
Short-term debt	$36.5	7.2
Long-term debt	352.7	188.4
Total Debt	389.2	195.6

Cash and cash equivalents	183.0	143.0
Less amounts held by certain Cash Logistics operations (a)	(38.5)	-
Amount available for general corporate purposes	144.5	143.0

Net Debt	$244.7	52.6

(a)
Title to cash received and processed in certain of our secure cash logistics operations transfers to us for a short period of time.  The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources and in our computation of Net Debt.

Net Debt is a supplemental financial measure that is not required by, or presented in accordance with GAAP.  We use Net Debt as a measure of our financial leverage.  We believe that investors also may find Net Debt to be helpful in evaluating our financial leverage. Net Debt should not be considered as an alternative to Debt determined in accordance with GAAP and should be reviewed in conjunction with our consolidated balance sheets.  Set forth above is a reconciliation of Net Debt, a non-GAAP financial measure, to Debt, which is the most directly comparable financial measure calculated and reported in accordance with GAAP, as of December 31, 2010 and 2009.  At December 31, 2010, Net Debt is $251 million excluding cash and debt in Venezuelan operations.

  The Brink’s Company and subsidiaries
  Non-GAAP Results - Reconciled to Amounts Reported Under GAAP  (Unaudited)
  (In millions, except for per share amounts)

	GAAP Basis	Re-measure Venezuelan Net Monetary Assets (a)	Royalty from BHS (b)	Adjust Income Tax Rate (h)	Non- GAAP Basis
	First Quarter 2010
Operating profit:
International	$24.5	4.9	-	-	29.4
North America	10.4	-	-	-	10.4
Segment operating profit	34.9	4.9	-	-	39.8
Non-segment	(11.1)	-	(1.8)	-	(12.9)
Operating profit	$23.8	4.9	(1.8)	-	26.9

Amounts attributable to Brink’s:
Income from continuing operations	$(4.8)	3.0	(1.1)	14.3	11.4
Diluted EPS – continuing operations *	(0.10)	0.06	(0.02)	0.29	0.23
	Second Quarter 2010
Operating profit:
International	$33.8	(1.7)	-	-	32.1
North America	10.3	-	-	-	10.3
Segment operating profit	44.1	(1.7)	-	-	42.4
Non-segment	(12.6)	-	(1.9)	-	(14.5)
Operating profit	$31.5	(1.7)	(1.9)	-	27.9

Amounts attributable to Brink’s:
Income from continuing operations	$20.7	(1.0)	(1.2)	(3.9)	14.6
Diluted EPS – continuing operations *	0.42	(0.02)	(0.02)	(0.08)	0.30
	Third Quarter 2010
Operating profit:
International	$52.6	-	-	-	52.6
North America	5.4	-	-	-	5.4
Segment operating profit	58.0	-	-	-	58.0
Non-segment	(13.9)	-	(1.2)	-	(15.1)
Operating profit	$44.1	-	(1.2)	-	42.9

Amounts attributable to Brink’s:
Income from continuing operations	$21.7	-	(0.7)	0.9	21.9
Diluted EPS – continuing operations *	0.45	-	(0.01)	0.02	0.46
* Non-GAAP EPS was previously reported as $.23 per share for the first quarter of 2010, $.29 per share for the second quarter of 2010, and $.44 per share for the third quarter of 2010.  See footnote (h) on page 17 for an explanation of the reason for decreasing the amount of non-GAAP tax expense allocated to the first three quarters of 2010.

  The Brink’s Company and subsidiaries
  Non-GAAP Results - Reconciled to Amounts Reported Under GAAP  (Unaudited)
   (In millions, except for per share amounts)

	GAAP Basis	Re-measure Venezuelan Net Monetary Assets (a)	Royalty from BHS (b)	Exit Belgium CIT Business (c)	Mexico Acquisition (f)	Non-Segment Asset Sales (g)	Adjust Income Tax Rate (h)	Non-GAAP Basis

	Fourth Quarter 2010
Operating profit:
International	$53.9	-	-	13.4	-	-	-	67.3
North America	18.0	-	-	-	-	-	-	18.0
Segment operating profit	71.9	-	-	13.4	-	-	-	85.3
Non-segment	(25.0)	-	-	-	8.6	-	-	(16.4)
Operating profit	$46.9	-	-	13.4	8.6	-	-	68.9

Amounts attributable to Brink’s:
Income from cont. ops.	$19.2	-	-	7.8	8.6	(3.0)	2.4	35.0
Diluted EPS – cont. ops.	0.40	-	-	0.16	0.18	(0.06)	0.05	0.73

	Full Year 2010
Operating profit:
International	$164.8	3.2	-	13.4	-	-	-	181.4
North America	44.1	-	-	-	-	-	-	44.1
Segment operating profit	208.9	3.2	-	13.4	-	-	-	225.5
Non-segment	(62.6)	-	(4.9)	-	8.6	-	-	(58.9)
Operating profit	$146.3	3.2	(4.9)	13.4	8.6	-	-	166.6

Amounts attributable to Brink’s:
Income from cont. ops.	$56.8	2.0	(3.0)	7.8	8.6	(3.0)	13.7	82.9
Diluted EPS – cont. ops.	1.17	0.04	(0.06)	0.16	0.18	(0.06)	0.29	1.71

Amounts may not add due to rounding.

(a)
To reverse remeasurement gains and losses in Venezuela.  For accounting purposes, Venezuela is considered a highly inflationary economy.  Under U.S. GAAP, subsidiaries that operate in Venezuela record gains and losses in earnings for the remeasurement of bolivar fuerte-denominated net monetary assets.

(b)	To eliminate royalty income from Brink’s Home Security.
(c)	To eliminate loss on exit of Belgium cash-in-transit (CIT) business
(d)
To reduce revenues and segment operating income to reflect the 2009 results of Venezuelan subsidiaries had they been translated using the parallel currency exchange rate in effect at the time.  The average parallel exchange rate used for the non-GAAP full-year earnings was 6.00 bolivar fuertes to the U.S. dollar, compared to an average rate of 2.21 bolivar fuertes to the U.S. dollar that was used for the GAAP financial statements.  The official rate of 2.15 bolivar fuertes to the U.S. dollar was used for translation of Venezuela for most of 2009 until the parallel rate was adopted during December.  The use of the weaker rate to translate 2009’s non-GAAP revenues and earnings of the Venezuelan subsidiaries decreased each measure by 63%.

(e)
To eliminate currency losses incurred in Venezuela related to increases in cash held in U.S. dollars by Venezuelan subsidiaries.  These losses would not have been incurred had the operations been translated at the parallel rate.

(f)
To eliminate gains/losses recognized related to acquisitions of controlling interests in subsidiaries that were previously accounted for as equity method investments and bargain purchase gain in Mexico.

(g)	To eliminate 2009 non-segment gains on sales of property and other assets (see page 14) and 2010 exchange of marketable equity securities.
(h)
The full-year 2010 non-GAAP tax expense excludes $13.7 million of tax expense related to the reversal of a deferred tax asset as a result of U.S. healthcare legislation as well as the tax effect of the other pretax non-GAAP adjustments.  The full-year non-GAAP effective income tax rate for 2010 was 36%.  Each of the 2010 quarters has been adjusted to reflect the full-year 2010 effective income tax rate of 36% on a non-GAAP basis.  Previous disclosures of non-GAAP earnings reflected tax expense based on an effective tax rate that was equal to the mid-point of the projected full-year non-GAAP effective tax rate, which was 37.5% as reported in the preceding quarter.  As a result, non-GAAP tax expense for the first three quarters of the year as reported herein is lower than previously reported.  The full-year 2009 non-GAAP tax expense excludes $118 million of income tax benefits related to the reduction in the amount of valuation allowance needed for U.S. deferred tax assets as a result of improved investments in retirement plans and improved credit markets as well as the tax effect of the other pretax non-GAAP adjustments.  The full-year non-GAAP effective income tax rate for 2009 was 37%.  Each of the 2009 quarters has been adjusted to reflect the full-year 2009 effective income tax rate of 37% on a non-GAAP basis.

The Brink’s Company and subsidiaries
Non-GAAP Results - Reconciled to Amounts Reported Under GAAP  (Unaudited)
 (In millions, except for per share amounts)

	GAAP Basis	Change to Parallel Rate (d)	Venezuelan Currency Losses (e)	Acquisition Gains (f)	Royalty from BHS (b)	Non-Segment Asset Sales (g)	Adjust Income Tax Rate (h)	Non-GAAP Basis

	Fourth Quarter 2009
Revenues:
EMEA	$334.1	-	-	-	-	-	-	334.1
Latin America	260.7	(60.8)	-	-	-	-	-	199.9
Asia Pacific	25.3	-	-	-	-	-	-	25.3
International	620.1	(60.8)	-	-	-	-	-	559.3
North America	228.7	-	-	-	-	-	-	228.7
Revenues	$848.8	(60.8)	-	-	-	-	-	788.0

Operating profit
International	$51.7	(18.7)	0.5	-	-	-	-	33.5
North America	18.7	-	-	-	-	-	-	18.7
Segment operating profit	70.4	(18.7)	0.5	-	-	-	-	52.2
Non-segment	(32.9)	-	22.5	-	(1.8)	(1.2)	-	(13.4)
Operating profit	$37.5	(18.7)	23.0	-	(1.8)	(1.2)	-	38.8

Amounts attributable to Brink’s:
Income from cont. ops.	$124.1	(9.1)	22.8	-	(1.1)	(0.8)	(118.8)	17.1
Diluted EPS – cont. ops.	2.53	(0.19)	0.47	-	(0.02)	(0.02)	(2.42)	0.35

	Full Year 2009
Revenues:
EMEA	$1,257.5	-	-	-	-	-	-	1,257.5
Latin America	904.7	(237.9)	-	-	-	-	-	666.8
Asia Pacific	78.7	-	-	-	-	-	-	78.7
International	2,240.9	(237.9)	-	-	-	-	-	2,003.0
North America	894.1	-	-	-	-	-	-	894.1
Revenues	$3,135.0	(237.9)	-	-	-	-	-	2,897.1

Operating profit:
International	$156.8	(43.0)	4.5	-	-	-	-	118.3
North America	56.6	-	-	-	-	-	-	56.6
Segment operating profit	213.4	(43.0)	4.5	-	-	-	-	174.9
Non-segment	(46.6)	-	22.5	(14.9)	(6.8)	(9.6)	-	(55.4)
Operating profit	$166.8	(43.0)	27.0	(14.9)	(6.8)	(9.6)	-	119.5

Amounts attributable to Brink’s:
Income from cont. ops.	$195.7	(23.2)	25.2	(14.9)	(4.3)	(5.9)	(117.6)	55.0
Diluted EPS – cont. ops.	4.11	(0.49)	0.53	(0.31)	(0.09)	(0.12)	(2.48)	1.16
Amounts may not add due to rounding.

See footnotes on previous page.

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